UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 9, 2009

GeoEye, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33015	20-2759725
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
21700 Atlantic Blvd.
Dulles, Virginia 20166
(Address of principal executive offices)
Registrant’s telephone number, including area code (703) 480-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Notes Offering. On October 9, 2009, GeoEye, Inc. (the “Company”) announced the completion of its $400.0 million private placement offering, consisting of $400.0 million in aggregate principal amount of 9.625% Senior Secured Notes due 2015 (the “2015 Notes”), at the issue price of 97.262% of their principal amount. The net proceeds from the offering were approximately $380 million after deducting underwriting discounts, original issue discount and offering expenses. The 2015 Notes were issued by the Company and guaranteed by each of the Company’s domestic subsidiaries. The 2015 Notes were sold only to qualified institutional buyers and non-U.S. persons, pursuant to Rule 144A and Regulation S, respectively, promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Additional information about the terms of the 2015 Notes is set forth under Item 2.03 of this Current Report on Form 8-K, and the information included in Item 2.03 is incorporated by reference into this Item 1.01.
Use of Proceeds to Fund Tender Offer. As previously announced, the Company (i) used certain of the proceeds of the 2015 Notes offering to fund the tender offer for all of its outstanding $250 million in aggregate principal amount of Senior Secured Floating Rate Notes due 2012 (the “2012 Notes”), including the redemption of the $500,000 in aggregate principal amount of 2012 Notes that remained outstanding after the expiration of the tender offer, and (ii) plans to use the remainder of the proceeds for working capital and general corporate purposes, which may include funding a portion of the cost of constructing a new high-resolution satellite. The tender offer is discussed below in more detail under the caption “Tender Offer, Call for Mandatory Redemption.”
Indenture. The 2015 Notes were issued pursuant to an indenture, dated as of October 9, 2009, (the “Indenture”) by and among the Company, the subsidiary Guarantors named therein, and The Bank of New York Mellon, as trustee. The terms of the 2015 Notes are described further below under Item 2.03, and the Indenture, together with the form of 2015 Notes, are being filed as exhibits to this Current Report on Form 8-K. The description of the Indenture and the 2015 Notes contained herein is a summary and is qualified in its entirety by reference to the Indenture and Form of 2015 Notes attached and incorporated by reference herein.
Registration, Exchange of Notes. In connection with the issuance of the 2015 Notes, the Company entered into a registration rights agreement, dated as of October 9, 2009, (the “Registration Rights Agreement”) under which the Company agreed in the limited circumstances specified therein to make an offer to exchange the 2015 Notes for registered, publicly tradable notes that have substantially identical terms to the 2015 Notes. The Company also agreed, in certain limited circumstances, to file a shelf registration statement that would allow certain holders of 2015 Notes to resell their respective 2015 Notes to the public and to keep this shelf registration statement effective until the date such 2015 Notes: (i) have been sold pursuant to the shelf registration statement or Rule 144 of the Securities Act under circumstances in which any legend borne by the 2015 Notes relating to restrictions on transferability thereof is removed; or (iii) when such 2015 Notes cease to be outstanding. The Registration Rights Agreement is attached hereto as Exhibit 4.3 and incorporated herein by reference. The foregoing description is a summary and is qualified in its entirety by reference to the agreement attached and incorporated by reference herein.
Tender Offer, Call for Mandatory Redemption. As previously announced, the Company conducted a cash tender offer for the outstanding 2012 Notes, which expired at midnight, New York City time, on October 8, 2009. On October 9, 2009, the Company accepted for purchase approximately $249.5 million in aggregate principal amount, or approximately 99.8 percent, of its outstanding $250 million 2012 Notes pursuant to the tender offer. The Company has instructed The Bank of New York Mellon, as trustee under the indenture governing the 2012 Notes (the “Old Indenture”), to redeem the 2012 Notes that remain outstanding after the expiration of the tender offer on January 22, 2010 and has exercised its rights under the Old Indenture to satisfy and discharge the Old Indenture.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The 2015 Notes were issued pursuant to the Indenture and bear interest at a rate of 9.625% per year and will mature on October 1, 2015. Interest began to accrue on the 2015 Notes on October 9, 2009 and will be paid semi-annually on April 1 and October 1, commencing April 1, 2010, to the persons in whose names the 2015 Notes are registered at the close of business on the March 15 and September 15 immediately preceding the applicable interest payment date.

The 2015 Notes are the Company’s senior secured obligations and are guaranteed on a senior basis by each of the Company’s domestic subsidiaries. The 2015 Notes will be effectively senior in right of payment to all of the Company’s and each guarantor’s unsecured and subordinated obligations to the extent of the value of the collateral securing the 2015 Notes and the guarantees. The 2015 Notes will be equal in right of payment with the Company’s and each guarantor’s unsecured and unsubordinated indebtedness to the extent of any unsecured remainder after payment of the value of the collateral. The 2015 Notes will rank senior in right of payment to the Company’s and each guarantor’s subordinated debt; and will be structurally subordinate in right of payment to all indebtedness, claims of holders of preferred stock and other liabilities (including trade payables) of any of the Company’s future subsidiaries, if any, that do not become guarantors. The 2015 Notes and related guarantees are secured by first-priority liens on substantially all of the assets of the Company and the gurantors (subject to certain permitted liens and exceptions).
The terms of the 2015 Notes include covenants that restrict the Company’s ability to, among other things:
•	incur or guarantee additional indebtedness;

•	pay dividends and make distributions in certain circumstances;

•	make certain investments;

•	repurchase or redeem stock or junior indebtedness;

•	create liens;

•	incur restrictions on the ability of our restricted subsidiaries to pay dividends or make other payments to us;

•	enter into transactions with affiliates;

•	merge or consolidate or transfer all or substantially all of our assets; and

•	transfer or sell assets.
At any time on or prior to October 1, 2012, the Company may redeem up to 35% of the aggregate principal amount of the 2015 Notes with the proceeds of one or more equity offerings at a redemption price equal to 109.625% of the principal amount plus accrued and unpaid interest, provided that at least 65% of the aggregate principal amount of the 2015 Notes originally issued remains outstanding and such redemption occurs within 120 days of the date of the closing of any such equity offering.
At any time on or after October 1, 2013, the Company may redeem the 2015 Notes, in whole or in part, at a price equal to 104.813% of the principal amount of the notes plus accrued and unpaid interest. The Company may also redeem the 2015 Notes before their maturity, in whole or in part, at any time on or after October 1, 2014, at a redemption price equal to 100% of the principal amount of the 2015 Notes to be redeemed plus accrued and unpaid interest as described in the Indenture.
Upon a change of control, the Company may be required to offer to purchase the 2015 Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest. Additionally, if the Company sells certain assets or certain casualty events occur and the Company does not apply the proceeds from such sale or event in a certain manner or certain other events have not occurred, the Company must use the excess proceeds to offer to repurchase the 2015 Notes at 100% of the principal amount, plus accrued and unpaid interest, if any.
The principal amount of the 2015 Notes would become immediately due and payable upon the occurrence of certain bankruptcy or insolvency events involving the Company or certain of its subsidiaries and may be declared immediately due and payable by the trustee or the holders of at least 25% of the aggregate principal amount of the outstanding 2015 Notes upon the occurrence of certain events of default under the Indenture. Events of default include, among other things: (i) failure to pay principal or interest at required times; (ii) failure to perform or remain in breach of covenants within the periods prescribed under the Indenture; (iii) a default in the Company’s performance of or breach of certain covenants, warranties or other agreements in the Indenture, the 2015 Notes, the guarantees, the Registration Rights Agreement or certain security documents; (iv) an event of default on any indebtedness of the Company or certain of its subsidiaries of $35.0 million or more in the aggregate that is caused by a failure to make a payment when due; (v) failure to pay final judgments aggregating in excess of $35.0 million (net of amounts covered by insurance) against the Company and such judgment or judgments have not been stayed; and (vi) an indenture guarantee or security document is held to be unenforceable or invalid or ceases for any reason to be in full force and effect or a subsidiary guarantor denies its liability under its guarantee.

Item 7.01 Regulation FD Disclosure
The Company is attaching as Exhibit 99.1 (which is incorporated by reference herein) a press release issued by the Company on October 9, 2009, which the Company deems of importance to its securityholders.
The information contained in this Item 7.01 is being furnished and shall not be deemed “filed” with the Securities and Exchange Commission or otherwise incorporated by reference into any registration statement or other document filed pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended.
Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward- looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “may,” “will,” “intends,” “estimates,” “expects,” “should,” and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. We have included important factors in the cautionary statements below, particularly under the heading “Risk Factors,” that we believe could cause our actual results to differ materially from the forward-looking statements that we make. Except as required by law, we do not intend to update information contained in any forward-looking statement we make.
Item 9.01. Financial Statements and Exhibits

Exhibit No.	Document Description
Exhibit 4.1	Indenture, dated as of October 9, 2009, by and among GeoEye, Inc., the Guarantors named therein, and The Bank of New York Mellon, as trustee, relating to the 9.625% Senior Secured Notes due 2015.

Exhibit 4.2	Form of 9.625% Senior Note due 2015 (incorporated in Exhibit 4.1 hereof).

Exhibit 4.3	Registration Rights Agreement, dated as of October 9, 2009, by and among GeoEye, Inc., the Guarantors named therein, and J.P. Morgan Securities Inc., Banc of America Securities LLC, Jefferies & Company, Inc., Deutsche Bank Securities Inc., Canaccord Adams Inc., Dougherty & Company LLC and SMH Capital Inc. as Initial Purchasers.

Exhibit 99.1	Press Release dated October 9, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GeoEye, Inc.
Date: October 16, 2009	By:	/s/ Joseph F. Greeves
		Name:	Joseph F. Greeves
		Title:	Executive Vice President and Chief Financial Officer